UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023 (July 25, 2023)

UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On July 26, 2023, the Board of Directors (the “Board”) of Union Pacific Corporation (the “Company” or “Union Pacific”) announced that, as part of the Board’s previously announced planned succession process, the Board appointed V. James Vena, 64, the Company’s former Chief Operating Officer, as Chief Executive Officer of the Company and Union Pacific Railroad Company, the principal operating subsidiary of the Company (the “Railroad”), effective August 14, 2023. Mr. Vena succeeds Lance M. Fritz, who will cease to serve as the Company’s President and Chief Executive Officer and will retire from the Board on August 14, 2023.

Mr. Vena previously served as a Senior Advisor to the Chairman of Union Pacific in 2021 and as Chief Operating Officer from 2019 to 2021. Prior to that, Mr. Vena spent over four decades at Canadian National Railway, most recently serving as Executive Vice President and Chief Operating Officer from 2013 to 2016.

Mr. Vena is a member of the Board of Directors of FedEx Corp. (NYSE: FDX) where he serves on the Audit and Finance and Governance, Safety and Public Policy committees. He received a Bachelor of Science degree in Mathematics and Chemistry from the University of Alberta and an AGDM (Advanced Graduate Diploma in Management) degree from Athabasca University.

Appointment of Elizabeth F. Whited as President

On July 25, 2023, the Board appointed Elizabeth F. Whited, 58, the Company’s current Executive Vice President - Sustainability and Strategy, as the Company and Railroad’s President, effective August 14, 2023. Ms. Whited has spent over thirty-five years at the Company holding leadership roles across multiple departments. Most recently, Ms. Whited has served as Executive Vice President-Sustainability and Strategy of the Company since February 2022. She previously served as Executive Vice President and Chief Human Resource Officer since 2018 and was responsible for Union Pacific’s human resources and labor relations functions. Prior to that, Ms. Whited was Executive Vice President and Chief Marketing Officer from 2016 to 2018.

Ms. Whited is a member of the Board of Directors of RPM International Inc. (NYSE: RPM), where she serves on the Compensation Committee. Ms. Whited graduated with a Bachelor of Business Administration degree in Accounting from the University of Iowa.

Appointment of V. James Vena, Doyle R. Simons and John P. Wiehoff to the Board

On July 25, 2023, the Board appointed Mr. Vena to the Board, effective August 14, 2023; and appointed Doyle R. Simons, former President and CEO of Weyerhaeuser Company, and John P. Wiehoff, former Chairman, President and CEO of C.H. Robinson Worldwide, Inc., to the Board, each effective July 26, 2023.

Mr. Simons served as President and Chief Executive Officer of Weyerhaeuser Company, a global producer of wood-related products and pioneer of sustainable tree farms, from 2013 until 2019. Prior to joining Weyerhaeuser Company, he held a variety of high-level leadership roles from 1992 to 2012 at Temple-Inland, Inc., including as Chairman and Chief Executive Officer from 2008 to 2012. Mr. Simons has served on the Board of Directors at Fiserv, Inc. (NASDAQ: FISV), a provider of financial services technology, as Lead Independent Director since 2022 and as a director since 2007, and on the Board of Directors at Iron Mountain Incorporated (NYSE: IRM), an information storage services company, since 2020. He previously served as a director at Weyerhaeuser Company from 2012 to 2019. Mr. Simons holds a Bachelor of Business Administration from Baylor University and a juris doctor from the University of Texas.

Mr. Wiehoff most recently served as the Executive Chairman of C.H. Robinson Worldwide, a leading third-party logistics, supply chain management and sourcing company, from 2007 to 2020 and was Chief Executive Officer of the company from 2002 to 2019. He previously held multiple leadership roles at C.H. Robinson, including President and Chief Financial Officer. Mr. Wiehoff began his career at Arthur Andersen LLP. Mr. Wiehoff has served as the Chair of the Board of Directors of Polaris (NYSE: PII), a powersports-vehicle manufacturing company, from 2021 and has been a director at Polaris since 2007. He also has served on the Board of U.S. Bancorp (NYSE: USB), a financial services company, since 2020. He previously served on the Board of Donaldson Company, Inc., an air filtration manufacturing company, from 2003 to 2022. Mr. Wiehoff holds a Bachelor of Science in accounting from St. John’s University.

The Board affirmatively determined that neither Mr. Simons nor Mr. Wiehoff have any material relationship with the Company or any of its consolidated subsidiaries, including the Railroad, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and that each are independent within the meaning of the applicable listing standards of the New York Stock Exchange and the director independence standards adopted by the Board.

Appointment of Director Michael R. McCarthy as Independent Chairperson of the Board

On July 25, 2023, in connection with Mr. Fritz’s pending retirement from the Board, the Board appointed its current Lead Independent Director, Michael R. McCarthy, as Independent Chairperson of the Board effective August 14, 2023.

Formation of a Safety and Service Quality Committee of the Board

On July 25, 2023, the Board established the Safety and Service Quality Committee of the Board (the “Safety and Service Quality Committee”). The Safety and Service Quality Committee will, among other things, (i) review and oversee the safety programs and practices of the Company, (ii) monitor the Company’s compliance with safety programs and practices, and (iii) review and monitor the Company’s service performance.

Appointments to Board Committees

On July 25, 2023, in connection with the appointment of Mr. McCarthy as Independent Chairperson of the Board, the Board appointed Director Sheri H. Edison as Chairperson of the Corporate Governance, Nominating and Sustainability Committee of the Board effective August 14, 2023.

On July 25, 2023, the Board appointed Director Jane H. Lute as Chairperson of the newly established Safety and Service Quality Committee of the Board effective July 26, 2023.

Executive Compensation Arrangements

Mr. Vena and Ms. Whited will participate in the executive compensation programs and benefits generally available to the Company’s executive officers. The Compensation Committee approved, and the independent directors of the Board approved and ratified, a base salary of $1,250,000 for Mr. Vena and $800,000 for Ms. Whited. Mr. Vena will participate in the 2023 Annual Incentive Plan with an annual incentive plan bonus target of $2,250,000 and Ms. Whited’s annual incentive plan bonus target will be increased to $1,000,000. Mr. Vena’s salary and annual incentive will be pro-rated to reflect his partial-year service commencing on August 14, and his 2023 annual incentive payout will not be less than the pro-rated annual incentive plan bonus target. The adjustments in Ms. Whited’s base salary and the annual incentive likewise will be pro-rated to reflect her service as President commencing on August 14. Mr. Vena will participate in the Company’s long-term equity incentive compensation program and will receive his first grants in 2024 at the same time as the Company’s other executive officers. The 2024 annual equity awards granted to Mr. Vena and Ms. Whited are expected to reflect the same mix between performance share units and stock options as awards granted to the Company’s other executive officers, with Mr. Vena’s awards expected to have a target value of approximately $12 million, and Ms. Whited’s awards expected to have a target value of approximately $4 million. Additional information on the Company’s executive compensation programs and benefits is available in the proxy statement relating to the Company’s 2023 Annual Meeting of Shareholders.

Other Information

There is no arrangement or understanding between Mr. Vena or Ms. Whited and any other persons pursuant to which they were selected as officers of the Company, and there are no family relationships between either Mr. Vena or Ms. Whited and any director or executive officer of the Company. There are no arrangements or understandings between Messrs. Vena, Simons and Wiehoff and any other persons pursuant to which they were selected as directors. Mr. Vena, Ms. Whited, Mr. Simons and Mr. Wiehoff do not have any direct or indirect material interest in any related person transaction as defined under the Securities and Exchange Commission’s rules and the Company’s Related Party Policy.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release regarding the executive appointments reported above, which is attached hereto as Exhibit 99.1.

The Company issued a press release regarding the Board appointments reported above, which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Union Pacific Corporation, dated July 26, 2023.

99.2	Press Release of Union Pacific Corporation, dated July 26, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2023

UNION PACIFIC CORPORATION

By:	/s/ Craig V. Richardson
Craig V. Richardson
Executive Vice President, Chief Legal Officer and Corporate Secretary

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